                                                                    EXHIBIT 10.1


                                    SUBLEASE

        THIS SUBLEASE ("SUBLEASE") is dated as of May 22, 2001 (the "REFERENCE DATE") for reference purposes, and is made by and between Axon Instruments, Inc., a California corporation, as sublessor ("SUBLESSOR"), and Argonaut Technologies, Inc., a Delaware corporation, as sublessee ("SUBLESSEE").

                                    RECITALS

        A. Sublessor, as lessee, on the one hand, and Gee Electronics, Inc., Glen S. Gee and Kathy Gee, as lessor, on the other hand (the "MASTER LESSOR;" the Master Lessor is now known as Gee, LLC), entered into that certain Standard Industrial Lease - Multi-Tenant, dated February 1989, together with an attached addendum, and executed by Sublessor on March 24, 1989 (as referenced herein, the "INITIAL LEASE") with respect to rental space constituting approximately 17,780 square feet in a building (the "BUILDING") commonly known as 1101 Chess Drive, City of Foster City, County of San Mateo, State of California. Master Lessor and Sublessor subsequently amended the Initial Lease three times, pursuant to those certain Addendum 2 executed on March 24, 1993 ("ADDENDUM 2"), Addendum 3 executed on April 29, 1994 ("ADDENDUM 3"), and Addendum 4 executed on December 3, 1997 ("ADDENDUM 4"). The Initial Lease and all the above described addenda thereto are hereafter collectively referred to herein as the "MASTER LEASE." Pursuant to the Master Lease, Sublessor leases the "PREMISES" from Master Lessor, which constitutes the entire Building as described in the Master Lease. Addendum 4 mentioned above states that the Premises is approximately 31,620 square feet. A copy of the Master Lease is attached as Exhibit A hereto. Any capitalized terms used in this Sublease but not defined herein shall have the meanings attributed to them in the Master Lease.

        B. Sublessee now desires to hire the Premises from Sublessor, and Sublessor now desires to sublease the Premises to Sublessee, on the terms and conditions set forth hereinbelow.

        NOW, THEREFORE, in furtherance of the foregoing, and in consideration of the mutual covenants set forth hereinbelow, the parties agree as follows:

        1. Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby hires from Sublessor, the Premises, which sublease shall include all of Sublessor's rights to use the Common Areas (including those portions of the Common Areas designated by Lessor for vehicle parking) in accordance with the terms and conditions of the Master Lease, and subject to all of the terms and conditions set forth in this Sublease.

        2. Term.

                a. Sublease Term.

                        (i) The term ("SUBLEASE TERM") of this Sublease shall commence on the date (the "SUBLEASE COMMENCEMENT DATE") that Sublessor delivers possession of the Premises to Sublessee, which shall be a date not later than fourteen (14) days after the date that all of the following have occurred: (i) Sublessee has delivered to Sublessor the Advance Base

Rent Payment pursuant to Section 4 hereof; (ii) Sublessor and Sublessee have executed this Sublease; (iii) Sublessor is in receipt of Master Lessor's Consent pursuant to Section 17 hereof; and (iv) Sublessee has delivered to Sublessor the security deposit pursuant to Section 5 hereof. The Sublease Term shall expire on, and including, June 30, 2004, unless this Sublease is sooner terminated pursuant to its terms. Sublessor shall send written confirmation to Sublessee of the Sublease Commencement Date (provided that Sublessor's failure to so confirm the Sublease Commencement Date shall not constitute a material breach nor a ground for default by Sublessor hereunder). Sublessee shall have no right or option to extend the Sublease Term.

                        (ii) If the Sublease Commencement Date is a date later than June 15, 2001, Sublessee shall have the right, at its option and provided that Sublessee shall not have made any Alterations to the Premises or Building, to terminate this Sublease by concurrently notifying Sublessor and Master Lessor thereof in writing, such notice to be delivered within two (2) business days after such Sublease Commencement Date, and such termination to be effective on the date of such delivery. If Sublessee terminates the Sublease pursuant to the preceding sentence, then upon such termination, Sublessee shall promptly return to Sublessor all keys to the Premises in Sublessee's possession (such return obligation shall survive such termination), all amounts previously paid by Sublessee to Sublessor shall promptly be refunded by Sublessor to Sublessee (which refund obligation shall survive such termination), and all rights and obligations of the parties hereto pursuant to this Sublease shall terminate except those which are expressly provided in this Sublease to survive termination.

                b. Early Occupancy Period. The period that begins on the Sublease Commencement Date and ends on, and including, the day immediately preceding the Sublease Rent Commencement Date (as defined in Section 3(a) hereof) is referred to herein as the "EARLY OCCUPANCY PERIOD." The Early Occupancy Period is intended to allow Sublessee to perform, at Sublessee's sole expense, certain improvements to the interior of the Premises, subject to the prior written approval of Master Lessor. Sublessee hereby advises Sublessor that such intended improvements are generally described as: (i) recarpet and repaint existing offices; (ii) removal of interior walls in shipping and receiving area to provide efficient product flow; and (iii) construction of approximately 4,000 square feet of laboratory space at the location of the existing laboratory in the Building (collectively, the "INITIAL Improvements"). Sublessor shall have no obligations with respect to any improvements which Sublessee seeks to perform, and makes no representations with respect to any such improvements, including but not limited to whether Master Lessor will approve any or all of the improvements that Sublessee seeks to perform, including the Initial Improvements. Sublessee shall comply with all terms and conditions of this Sublease during the Early Occupancy Period, including, but not limited to, (i) Sublessee's Direct Payment/Service Obligations pursuant to Section 3(e) hereof, and (ii) the terms and conditions of the Master Lease as incorporated herein. During the portion of the Early Occupancy Period that is prior to the Sublease Rent Commencement Date (as defined in Section 3(a) hereof), Sublessee shall not be obligated to pay any Base Rent to Sublessor pursuant to Section 3(a) hereof, nor shall Sublessee be obligated to reimburse Sublessor for Sublessor's payments to Master Lessor pursuant to Section 3(d) hereof. Sublessor hereby consents to the Initial Improvements and acknowledges and agrees that no further consent or approval from Sublessor is required in connection with the Initial Improvements. Without limitation, Sublessee shall deliver to

Sublessor the copies of liability insurance policies or insurance certificates as provided in Section 8.5 of the Master Lease, within seven (7) days after the Sublease Commencement Date.

        3. Rent.

                a. Base Rent. On the Sublease Rent Commencement Date, Sublessee shall commence paying Base Rent to Sublessor pursuant to this Section 3. The "SUBLEASE RENT COMMENCEMENT DATE" is the date that is the earlier of: (i) the date that Sublessee first occupies any portion of the Premises to commence its business operations, or (ii) August 1, 2001. For the purposes hereof, Sublessor and Sublessee agree that the Premises consists of 31,620 square feet. The Base Rent for the Premises to be paid by Sublessee pursuant to this Sublease shall be paid according to the following schedule:

Sublease Base Rent
------------------
Commencement Date   Through       June 30, 2002       $1.75 per sq. ft. per month NNN*
July 1, 2002        Through       June 30, 2003       $1.80 per sq. ft. per month NNN
July 1, 2003        Through       June 30, 2004       $1.85 per sq. ft. per month NNN

*Net, Net, Net

For the purposes of this Sublease, the Base Rent to be paid by Sublessee pursuant to the above-listed schedule during the period that begins on the Sublease Rent Commencement Date and ends on, and including, June 30, 2002, is referred to herein as the "COMMENCEMENT YEAR BASE RENT."

                b. Base Rent Prior to August 1, 2001. If the Sublease Rent Commencement Date is a date earlier than August 1, 2001, then with respect to the period of time that begins on the Sublease Rent Commencement Date and ends on, and including, July 31, 2001, the Base Rent due from Sublessee during such period shall be calculated as follows: (i) the Base Rent shall be fifty percent (50%) of the Commencement Year Base Rent during the portion of such period when Sublessee occupies not more than 15,810 square feet of the Premises; and (ii) the Base Rent shall be one hundred percent (100%) of the Commencement Year Base Rent during the portion of such period when Sublessee occupies more than 15,810 square feet of the Premises.

                c. Method of Paying Base Rent.

                        (i) Sublessee shall pay Sublessor the Base Rent due pursuant to this Sublease in monthly installments payable on the first day of each calendar month, at the address of Sublessor pursuant to Section 16 hereof. All such Base Rent shall be paid in lawful money of the United States of America, without deduction or offset except as may otherwise expressly be provided in this Sublease, and without prior notice or demand.

                        (ii) It shall be Sublessor's obligation, in Sublessor's capacity as lessee under the Master Lease, to pay Master Lessor the Base Rent due and payable to Master Lessor pursuant to the Master Lease.

                d. Reimbursement of Sublessor's Payments. It shall be Sublessor's obligation to pay Master Lessor all expenses, costs, fees, and charges due and payable to Master Lessor (not including Base Rent due under the Master Lease, which obligation of Sublessor is set forth in Section 3(c)(ii) hereof) pursuant to the Master Lease in Sublessor's capacity as lessee under the Master Lease, regarding the Premises, the Building, the Common Areas, and all other portions of the Industrial Center, and which expenses, costs, fees, and charges, include, but are not limited to, Operating Expenses, as such term is defined in Section 4.2(b) of the Master Lease. Sublessee shall reimburse Sublessor for all of such payments described in the preceding sentence that Sublessor makes on and after the Sublease Rent Commencement Date pursuant to the Master Lease, and such reimbursement obligation of Sublessee shall be deemed an obligation to pay rent; provided, however, that Sublessee shall not be required to reimburse Sublessor for any late charges, interest, or other monetary sanctions or charges paid by Sublessor pursuant to the Master Lease which arise from Sublessor's failure to make payments in full when due pursuant to the Master Lease, and provided further that Sublessee's obligation to reimburse Sublessor for Operating Expenses shall not exceed the Operating Expenses that are due and payable pursuant to the Master Lease. Such reimbursement payments from Sublessee to Sublessor shall be due within twenty (20) days of Sublessee's receipt of a billing statement from Sublessor. All such reimbursement payments to be paid by Sublessee to Sublessor shall be paid in lawful money of the United States of America, without deduction or offset except as may be otherwise expressly provided in this Sublease. Provided that Sublessee is not in default under this Sublease, Sublessee shall be entitled to all credits, if any, given by Master Lessor to Sublessor for Sublessor's and/or Sublessee's overpayment of Operating Expenses as such relate to the Sublease Term.

                e. Sublessee's Direct Payments. Without limitation, and notwithstanding any provisions of the Master Lease to the contrary, Sublessee acknowledges that Master Lessor does not provide or pay for landscaping maintenance, trash disposal service, janitorial service, maintenance or repair of HVAC/Building Systems (as defined in Section 6 hereof) or utilities services (including telecommunications, water, gas and electricity) with respect to the Premises, Building, Common Areas or other portions of the Industrial Center. Sublessee further acknowledges that during the Sublease Term, commencing on the Sublease Commencement Date, it shall be Sublessee's sole responsibility and obligation to obtain, provide and pay for landscaping maintenance, trash disposal service, janitorial service, maintenance and/or repair of HVAC/Building Systems (as defined in Section 6 hereof) and utilities services (including telecommunications, water, gas and electricity) with respect to the Premises, Building, Common Areas and other portions of the Industrial Center (the foregoing are collectively referred to herein as the "SUBLESSEE'S DIRECT PAYMENT/SERVICE OBLIGATIONS"). Sublessee further acknowledges that commencing on the Sublease Commencement Date, Sublessor shall not provide or pay for any of such maintenance or repair, or such services.

        4. Payment of Sublessee's Base Rent in Advance. Sublessee shall, upon executing this Sublease and concurrently with its delivery to Sublessor of such executed Sublease, deliver to Sublessor payment in advance of an amount equal to the full month's Base Rent that would be due pursuant to this Sublease for the month of August 2001; i.e., an amount equal to Fifty-Five Thousand Three Hundred Thirty-Five Dollars ($55,335; the "ADVANCE BASE RENT PAYMENT"). The Advance Base Rent Payment when received by Sublessor shall be credited to Sublessee's

Base Rent due hereunder on August 1, 2001 for the month of August 2001. In the event that Sublessor does not receive the Master Lessor's Consent in accordance with Section 17 hereof, such that this Lease is deemed null, void and of no effect pursuant to such Section 17, then Sublessor shall promptly return to Sublessee an amount of money equal to the Advance Base Rent Payment.

        5. Security Deposit.

                a. Generally. Within two (2) business days after delivery to Sublessor of Master Lessor's Consent to this Sublease pursuant to Section 17 hereof, Sublessee shall provide Sublessor with a security deposit in an amount equal to One Hundred Ten Thousand Six Hundred Seventy Dollars ($110,670; the "SECURITY DEPOSIT AMOUNT"). Such sum shall serve as security for the full and faithful performance by Sublessee of every term and condition of this Sublease. Sublessee in its sole discretion shall have the right to elect whether to provide the security deposit either in the form of a letter of credit or in cash, pursuant to Sections 5(b) and 5(c) hereof, respectively. Sublessee acknowledges and agrees that the security deposit required hereunder, whether in the form of a Letter of Credit (and the proceeds thereof) or a Cash Security Deposit, shall not constitute prepaid rent under this Sublease and may not be applied by Sublessee as rent for the last month of the Sublease Term. To the extent permitted by law, Sublessee waives the provisions of Section 1950.7 of the California Civil Code.

                b. Letter of Credit.

                        (i) If Sublessee elects to provide the security deposit in the form of a letter of credit, Sublessee at its expense shall deliver to Sublessor an irrevocable and negotiable standby letter of credit in accordance with Section 5(a) hereof and in an amount equal to the Security Deposit Amount, in the form attached hereto as Exhibit C and made a part hereof, the terms of which shall conform to the requirements of this Section 5(b), and which shall be issued by a nationally recognized commercial bank acceptable to Sublessor as security for Sublessee's full and faithful performance of every term and condition of this Sublease (which bank shall maintain an office in the San Francisco Bay Area to which the letter of credit may be presented by Sublessor for purposes of immediately drawing therefrom), and which names Sublessor as the beneficiary thereof (the "LETTER OF CREDIT"). The Letter of Credit shall have an initial term of not less than one (1) year, and shall provide that the Letter of Credit shall be renewed automatically unless the issuing bank delivers written notice to Sublessor at least sixty (60) days prior to the expiration date thereof advising Sublessor that the issuing bank has elected not to renew the term of the Letter of Credit (the "BANK'S WRITTEN NOTICE"). The Letter of Credit shall be renewed by Sublessee through the period ending on August 31, 2004, to provide Sublessor with security in the event that Sublessee fails to perform all its obligations pursuant to this Sublease prior to expiration of the Sublease Term, subject to the Letter of Credit Return Obligation, as defined below. If
(i) the issuing bank shall give the Bank's Written Notice to Sublessor that it will not renew the Letter of Credit for an additional twelve (12) months beyond the then current expiry date, and (ii) if, by and including the thirtieth (30th) day prior to the then current expiry date of the Letter of Credit, Sublessee fails to renew the Letter of Credit or deposit with Sublessor a replacement Letter of Credit or deposit with Sublessor a Cash Security Deposit equal to the Security Deposit Amount, then such occurrence as described in the preceding clauses "(i)" and "(ii)" shall constitute a default hereunder by Sublessee with no right of Sublessee to cure said default and, upon such occurrence, Sublessor may draw on the Letter of Credit in its entirety or in part, in Sublessor's discretion.

                        (ii) In the event of any transfer by Sublessor of its interest hereunder, upon request by Sublessor, Sublessee shall cause the issuing bank to issue a new Letter of Credit payable to the benefit of such transferee in lieu of the original Letter of Credit, which shall thereupon be returned to Sublessee. Sublessee agrees that provided such transferee assumes Sublessor's obligations hereunder, Sublessor shall, thereupon, be released from all liability for the return of the Letter of Credit or any accounting in connection therewith, and in such event, Sublessee agrees to look solely to the new Sublessor for the return of the Letter of Credit.

                        (iii) If Sublessee fails to pay rent or other charges or sums due under this Sublease, or otherwise defaults with respect to any term or condition of this Sublease, beyond any applicable notice and cure period, Sublessor may draw on the Letter of Credit in its entirety or in part, and use, apply or retain all or any portion of the amount drawn for the payment of any rent or other charges or sums in default or for the payment of any other sum respecting which Sublessee may be obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer by reason of Sublessee's default. If Sublessor draws upon the Letter of Credit pursuant to this Section 5(b), proceeds therefrom which are in excess of the amount used, applied or retained shall thereafter be treated as a Cash Security Deposit. If Sublessor so uses, applies or retains all or any portion of such funds, Sublessee shall within ten (10) days after delivery of written demand deposit with Sublessor in cash an amount sufficient to replace any and all amounts withdrawn under the Letter of Credit, so that the aggregate amount of the security deposit then on deposit with Sublessor is equal to the Security Deposit Amount. Any cash so deposited with Sublessor shall thereafter be treated as a Cash Security Deposit subject to the provisions of Section 5(c) hereof. Sublessor shall not be required to keep any funds drawn under the Letter of Credit separate from the general accounts of Sublessor or to pay interest on said amounts. If Sublessee performs all of Sublessee's obligations under this Sublease, the Letter of Credit, or so much of the proceeds thereof as have not theretofore been used, applied or retained by Lessor pursuant to this Section 5(b), shall be returned to Sublessee (or, at Sublessor's option, to the last assignee or sub-sublessee, if any, of Sublessee's interest under this Lease) within sixty (60) days after the date that both of the following have been satisfied: (i) the Sublease Term has expired or the Sublease has been earlier terminated and (ii) Sublessee has vacated the Premises and is in compliance with the terms and conditions of this Sublease, including, but not limited to, compliance with all applicable terms and conditions relating to restoration of the Premises and condition of the Premises at time of surrender (the foregoing provisions of this sentence are collectively referred to as the "LETTER OF CREDIT RETURN OBLIGATION"). No trust relationship is created herein between Sublessor and Sublessee with respect to the Letter of Credit.

                        (iv) If at any time after the payment by Sublessee to Sublessor of any amounts required to be paid by Sublessee under this Sublease, Sublessor is required to return or repay to Sublessee, or any bankruptcy trustee, receiver, assignee for the benefit of creditors, or similar custodian, for any reason in connection with the bankruptcy or insolvency of Sublessee, any rent or any other charges or sums paid by Sublessee to Sublessor pursuant to this Sublease, then, at Sublessor's election, the Letter of Credit may be drawn upon by Sublessor and the proceeds thereof applied by Sublessor to offset all or any portion of the amounts so returned or repaid, and Sublessor's attorney's fees and expenses in connection therewith. If while a bankruptcy or other insolvency proceeding is pending, the Letter of Credit's expiration date is scheduled to occur before Sublessor is required to make any such return or repayment, then no sooner than thirty (30) days before the Letter of Credit's expiration date Sublessor may draw on the Letter of Credit in an amount equal to one hundred and fifty percent (150%) of the sum of all amounts received from Sublessee that Sublessor reasonably believes may be subject to avoidance under applicable provisions of the United States Bankruptcy Code, as security therefor and for Sublessor's reasonable fees and expenses (including, without limitation, reasonable attorneys' fees) in connection therewith.

                c. Cash Security Deposit. If Sublessee provides the security deposit in the form of a cash deposit ("CASH SECURITY DEPOSIT"), Sublessee shall deposit with Sublessor an amount equal to the Security Deposit Amount in accordance with Section 5(a). If Sublessee fails to pay rent or other charges due under this Sublease, or otherwise defaults with respect to any term or condition of this Sublease, beyond any applicable notice and cure period, Sublessor may in its discretion use, apply or retain all or any portion of such Cash Security Deposit for the payment of any rent or other charge in default or for the payment of any other sum respecting which Sublessee may be obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer by reason of Sublessee's default. If Sublessor so uses, applies or retains all or any portion of the Cash Security Deposit, Sublessee shall within ten (10) days after delivery of written demand deposit with Sublessor in cash an amount sufficient to replace any and all amounts so used, applied or retained, so that the aggregate amount of the security deposit then on deposit with Sublessor is equal to the Security Deposit Amount. Sublessor shall not be required to keep the Cash Security Deposit separate from the general accounts of Sublessor or to pay interest on said amounts. If Sublessee performs all of Sublessee's obligations under this Sublease, the Cash Security Deposit, or so much thereof as has not theretofore been used, applied or retained by Lessor pursuant to this Section 5(c), shall be returned to Sublessee (or, at Sublessor's option, to the last assignee or sub-sublessee, if any, of Sublessee's interest under this Lease) within sixty (60) days after expiration or earlier termination of the Sublease Term and after Sublessee has vacated the Premises in compliance with the terms and conditions of this Sublease. No trust relationship is created herein between Sublessor and Sublessee with respect to the Cash Security Deposit.

        6. Condition of Premises. The Premises shall be delivered to Sublessee upon the Sublease Commencement Date in clean and good working condition (ordinary wear and tear excepted), including but not limited to, the sewer line(s) located within the boundaries of the Industrial Center and the HVAC, electrical, plumbing and all other Building systems serving the Premises and the Building (such sewer line(s), and such HVAC, electrical, plumbing and all other Building systems are referred to herein as "HVAC/BUILDING SYSTEMS"). In the event that the Premises are not so delivered to Sublessee in the condition described in the preceding sentence, Sublessee shall notify Sublessor in writing of any deficiencies within thirty (30) days after the Sublease Rent Commencement Date, and upon receipt of such notice Sublessor, at no expense to Sublessee, shall promptly commence and pursue to completion such work as reasonably may be needed to remedy such deficiency. Sublessor represents and warrants to

Sublessee that, with respect to improvements, alterations, additions and Utility Installations (as defined in Section 7.3(a) of the Initial Lease) which were installed or constructed by or for Sublessee with respect to the Premises, all such improvements, alterations, additions and Utility Intallations were installed or constructed in compliance with all laws, ordinances, regulations, building codes, and necessary permits that were applicable at the time of any such installation or construction. No other warranties, covenants or representations are made by Sublessor with respect to the condition of the Premises. Notwithstanding the foregoing provisions of this Section 6, Sublessor and Sublessee each acknowledge that the roof of the Building needs to be replaced, that neither Sublessor nor Sublessee shall have any obligation with respect thereto, and that Master Lessor shall be solely responsible for performing and paying for replacement of the roof.

        7. Use. Sublessee shall use the Premises solely for the purposes of general office use, research and development, laboratory, storage, and distribution of medical products and other legal uses conforming with zoning and use requirements of the City of Foster City, and for no other purpose whatsoever without the prior written consents of Sublessor and the Master Lessor.

        8. Incorporation of the Master Lease.

                a. Sublease Is Subject to Master Lease. This Sublease is subject to and subordinate to the Master Lease. Sublessee shall not commit or permit to be committed on or in the Premises, the Building, the Common Areas or any other portions of the Industrial Center any act or omission which shall violate any of the terms or conditions of the Master Lease as set forth in Exhibit A hereto. Except as otherwise expressly provided herein, all the terms and conditions contained in the Master Lease are hereby incorporated as terms and conditions of this Sublease (with each reference in the Master Lease to "Lessor" and "Lessee" to be deemed to refer to Sublessor and to Sublessee, respectively, hereunder, and all references to the term "Lease" to be deemed to refer to this Sublease), and along with all of the terms and conditions set forth herein, shall be the complete terms and conditions of this Sublease. Except as otherwise provided in this Sublease, Sublessee assumes and agrees to perform for the benefit of Master Lessor and Sublessor all obligations of Sublessor, as lessee, under the Master Lease which accrue on or after the Sublease Commencement Date. The termination of the Master Lease shall, at Master Lessor's sole option and except as Master Lessor shall otherwise have previously agreed in writing with Sublessee, constitute a termination of the Sublease. Notwithstanding any other provision of this Sublease, with respect to incorporating the Master Lease into this Sublease, the following provisions of the Master Lease are not incorporated into this Sublease: Article 1, Sections 3.1 and 3.3 of the Initial Lease, Sections 48, 49, 50, 56, 57, 59, 60 and 61 of the Addendum to the Initial Lease, Sections 64, 65, 66, 69 and 70 of Addendum 2, all of Addendum 3, Paragraph 3 of Addendum 4, and Exhibit B of the Initial Lease. References to "Lessor" in the following sections of the Initial Lease and Addendum attached thereto shall mean Master Lessor only, provided that the foregoing shall not relieve Sublessee of its obligations under any such sections, all of which obligations have been incorporated into this Sublease and shall be enforceable by Sublessor: 2.5, 2.6,
Article 9, 10, 11, 17, 30, 32 (except that Sublessor shall also have the right to enter the Premises at reasonable times to make inspections of same, and such activity of Sublessor shall be without abatement of Sublessee's rent, nor shall Sublessor have any liability to Sublessee for same, subject to the provisions of Section 9(b) of this Sublease), 33, 34, 41, 54, and 55.

                b. Sublessor Is not Responsible for Obligations of Master Lessor. Notwithstanding any other term or condition of this Sublease, Sublessor shall not in any way be responsible for any representations made by Master Lessor, or any obligations or services to be fulfilled, performed or furnished by Master Lessor under the Master Lease, including, but not limited to, the performance or furnishing of any insurance, maintenance, repair or replacement matters regarding the Premises, Building, Common Areas or any other portions of the Industrial Center, and Sublessee hereby agrees to look solely to Master Lessor with respect to such representations, and for the fulfillment, performance and furnishing of any and all such obligations and services. If Master Lessor defaults on an obligation under the Master Lease, then (i) upon receipt of Sublessee's written request, Sublessor shall promptly notify Master Lessor of its nonperformance under the Master Lease, and (ii) Sublessee shall have the right in the name of the Sublessor to bring an action directly against Master Lessor, or if such an action cannot be brought, then Sublessee shall be entitled to participate in an action brought by Sublessor at Sublessee's written request, provided that any such notice, any such action (whether brought by Sublessee or Sublessor), and any such participation in same by Sublessee and Sublessor shall be at Sublessee's sole expense, and further that Sublessee shall indemnify, defend and hold Sublessor harmless against any and all claims, actions, liabilities, losses, judgments, orders, costs and expenses (including, but not limited to, reasonable attorney's fees) arising from the giving of any such notice and/or arising from any such action brought by Sublessee or Sublessor at Sublessee's request.

                c. Special Incorporation of Section 12.4 of Initial Lease. This
Section 8(c) is set forth pursuant to requirements imposed on Sublessor by
Section 12.4 of the Initial Lease, and is in addition to the incorporation of such Section 12.4 pursuant to Section 8(a) hereof. An excerpted copy of such
Section 12.4 is attached hereto as Exhibit B and is incorporated herein. For the purposes of such incorporation and this Section 8(c), the term "Lessor" as set forth in such Section 12.4 shall refer to Master Lessor, the term "Lessee" as set forth in such Section 12.4 shall refer to Sublessor, and the term "sublessee" as set forth in such Section 12.4 shall refer to "Sublessee."

        9. Indemnity.

                a. Sublessee's Indemnity. Except to the extent caused by the negligence or willful misconduct of Sublessor or its employees, contractors, agents or invitees, Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor and hold harmless Sublessor from and against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees and costs), caused by or arising from: (i) the use, occupancy or condition of the Premises first occurring during the Sublease Term; (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; (iii) a breach of Sublessee's obligations under this Sublease; or (iv) a breach of Sublessee's obligations under the Master Lease, as incorporated herein. The obligations of Sublessee under this Section 9(a) shall survive the expiration or earlier termination of this Sublease.

                b. Sublessor's Indemnity. Except to the extent caused by the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees, Sublessor shall indemnify, protect, defend with counsel reasonably acceptable to Sublessee and hold harmless Sublessee from and against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys' and experts' fees and costs), caused by or arising from: (i) the negligence or willful misconduct of Sublessor or its employees, contractors, agents or invitees; (ii) a breach of Sublessor's obligations under this Sublease; or (iii) a breach of Sublessor's obligations under the Master Lease, to the extent those obligations are not the obligations of Sublessee under the Master Lease as incorporated herein. The obligations of Sublessor under this Section 9(b) shall survive the expiration or earlier termination of this Sublease.

        10. Right to Cure Defaults.

                a. Sublessor's Right to Cure. If Sublessee fails to pay any sum of money to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed additional rent payable by Sublessee to Sublessor upon demand. In addition, Sublessee shall pay to Sublessor interest on all amounts due and payable to Sublessor hereunder at the maximum rate then allowed by law from the due date to and including the date of the payment by Sublessee to Sublessor.

                b. Sublessee's Right to Cure. If Sublessor defaults in the performance or observance of any of Sublessor's of obligations under the Master Lease that are not obligations of Sublessee pursuant to this Sublease, Sublessee, upon receipt of written notice from Master Lessor of the occurrence of such default, shall have the right, but not the obligation, to cure such default on behalf of Sublessor. If Sublessee cures any such default, then Sublessee shall be entitled to promptly collect from Sublessor Sublessee's reasonable expenses in so doing (including, without limitation, court costs, the reasonable cost to effect such cure, and reasonable attorney's fees) or, at Sublessee's option, to offset such reasonable expenses against future payments of rent due under the Sublease.

        11. Assignment and Subletting. Sublessee may not assign this Sublease, sub-sublet the Premises, transfer any interest of Sublessee therein, nor permit any use of the Premises by another party ("TRANSFER"), without the prior written consents of Sublessor and Master Lessor, with respect to those Transfers for which "Lessor's" consent is required pursuant to the Master Lease. Without limitation, any such Transfer shall be in accordance with Section 12 of the Initial Lease and Section 53 of the addendum attached to the Initial Lease. With respect to a Transfer, only Master Lessor shall be entitled to receive "Lessor's" share of "excess monies and other consideration or value," as set forth in Section 54 of the addendum attached to the Initial Lease. Sublessee may, without Sublessor's prior written consent, without any right of Sublessor to terminate this Sublease, and without payment of any amount to Sublessor, sublet the Premises or assign the Sublease to (i) a person, corporation or other entity pursuant to the provisions of Section 12.2 (entitled "Lessee Affiliate") of the Initial Lease, or (ii) a person, corporation or other entity who acquires substantially all of Sublessee's outstanding shares of stock.

Sublessor's and Master Lessor's written consents to one Transfer shall not be deemed consents to any subsequent Transfer. Notwithstanding any Transfer, and whether or not consent of Sublessor or Master Lessor is required with respect to any such Transfer, Sublessee shall not be relieved of any of its obligations under this Sublease.

        12. Conflict. If any terms of the Master Lease contradict the terms of this Sublease, the terms of this Sublease shall control over the Master Lease, as between Sublessor and Sublessee.

        13. Sublessor's Representations. Sublessor represents and warrants to Sublessee that the Master Lease is in full force and effect, and there exists under the Master Lease no default by Sublessor, nor has there occurred any event which, with the giving of notice or passage of time, or both, could constitute such a default or event of default by Sublessor. Sublessor represents and warrants to Sublessee that, to the knowledge of Sublessor, (i) there is no pending or threatened condemnation proceeding or similar proceeding affecting any portion of the Premises or any part thereof, (ii) Sublessor has not received any notice from any insurance company of any defects or inadequacies in the Premises or any part thereof which could materially and adversely affect the insurability of the Premises or the premiums for the insurance thereof, and
(iii) there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor, Master Lessor or the Premises, which could, in the aggregate, adversely affect the Premises or any part thereof or the ability of Master Lessor or Sublessor to perform their respective obligations under the Master Lease or Sublessor to perform its obligations under the Sublease.

        14. Parking. Sublessee shall have all parking rights in the Common Areas with respect to the Premises that accrue to Sublessor's use as lessee under the Master Lease. Sublessor advises Sublessee that, to Sublessor's knowledge and for informational purposes only, as of the Reference Date, there are approximately eighty-five (85) car parking spaces available in the Common Areas for Sublessor's use as lessee under the Master Lease. Notwithstanding the foregoing, Sublessee acknowledges that Sublessee has made, and is relying solely on, its own inspection of such Common Areas and car parking spaces.

        15. Signage. Sublessee shall not install any signage without the express written approval of Sublessor and Master Lessor.

        16. Notices:

                Any notices or other written communications required or to be delivered pursuant to this Sublease shall be delivered pursuant to Section 23 of the Master Lease, as incorporated herein, and as follows:

                  If to Sublessor:
                  Axon Instruments, Inc.
                  3280 Whipple Road
                  Union City, CA  94587
                  Attn:  Controller
                  Facsimile:  (510) 675-6300

                  If to Sublessee:
                  Argonaut Technologies, Inc.
                  887 Industrial Road, Suite G
                  San Carlos, CA  94070
                  Attn: Elizabeth Mitchell
                  Facsimile:  (650) 598-1359

                  If to Master Lessor:
                  Gee, LLC
                  P.O. Box 8262
                  Foster City, CA  94404
                  Attn:  Glen Gee

        17. Consent of Master Lessor. This Sublease and Sublessor's and Sublessee's obligations hereunder (except Sublessee's obligation to deliver the Advance Base Rent Payment to Sublessor pursuant to Section 4 hereof) are expressly conditioned upon obtaining the signed, written consent of the Master Lessor in form and content acceptable to Sublessor and Sublessee in their respective discretion (the "MASTER LESSOR'S CONSENT"). The parties hereto agree that the form and content of Master Lessor's Consent shall be deemed acceptable to each of them if Master Lessor executes the "Master Lessor's Consent" attached as Exhibit D hereto. This Sublease shall be deemed null, void and of no effect unless Master Lessor's Consent is received by Sublessor within fourteen (14) days after the date that Sublessor delivers to Master Lessor an original or copy of this Sublease that has been executed by Sublessee and Sublessor, for Master Lessor's review and consent. Sublessor shall promptly notify Sublessee upon Sublessor's receipt of Master Lessor's Consent.

        18. Environmental.

                (a) Sublessee's Obligations. Sublessee at its expense shall strictly and diligently comply with all governmental directives, requirements, rules, regulations permits, orders, laws, ordinances, and judgments (collectively, "ENVIRONMENTAL LAWS") that apply to any toxic or hazardous substances, wastes or materials (including petroleum) that are regulated by any governmental entity (collectively, "HAZARDOUS SUBSTANCES") and that are released, disposed, used, handled, stored, generated, transported, brought, or emitted (collectively, "HANDLING" or "HANDLED") on, in or at the Premises, the Building, the Common Areas or other portions of the Industrial Center during the Sublease Term. Notwithstanding any other provision of this Sublease or the Master Lease, Sublessee shall have no liability or obligations under this

Sublease with respect to any Handling of any Hazardous Substances on, in or at the Premises, the Building, the Common Areas or other portions of the Industrial Center which occurred prior to the Sublease Commencement Date. Without limitation, Sublessee shall indemnify, defend and hold Sublessor, its officers, directors, employees, successors and assigns harmless from and against any claims, judgments, orders, government directives, losses, expenses, costs (including reasonable attorneys' and experts' fees and costs) or liability arising from the Handling of any Hazardous Substances on, in or at the Premises, the Building, the Common Areas or other portions of the Industrial Center during the Sublease Term, including, but not limited to, any failure of Sublessee to comply with the terms and conditions of the immediately preceding sentence. Without limitation, prior to expiration or earlier termination of the Sublease Term, Sublessee at its expense shall diligently clean and remove off-site (and shall repair any damage resulting from such removal), in compliance with applicable Environmental Laws, (i) all Hazardous Substances-related equipment and personal property Handled during the Sublease Term, and (ii) all Hazardous Substances that were Handled on, in or at the Premises, the Building, the Common Areas or other portions of the Industrial Center during the Sublease Term. This
Section 18(a) shall not apply to any non-compliance with Environmental Laws or any Handling of Hazardous Substances, to the extent the same occurred on, in or at the Premises, the Building, the Common Areas or other portions of the Industrial Center prior to the Sublease Commencement Date.

                (b) Sublessor's Indemnity. Sublessor shall indemnify, defend and hold Sublessee, its officers, directors, employees, successors and assigns harmless from and against any claims, judgments, orders, government directives, losses, expenses, costs (including reasonable attorneys' and experts' fees and costs) or liability arising from the Handling by Sublessor of any Hazardous Substances on, in or at the Premises, the Building, the Common Areas or other portions of the Industrial Center.

                (c) Assessment Reports. Sublessor acknowledges that as of the Reference Date, Sublessor has delivered to Sublessee copies of all environmental assessment reports in Sublessor's possession, if any, pertaining to the Premises.

                (d) Survival. The obligations of Sublessee under this Section 18 shall survive the expiration or earlier termination of this Sublease.

        19. Sublessor's Covenants. Sublessor (i) shall not, in its capacity as lessee under the Master Lease, modify, amend or take any affirmative action to waive any provisions of the Master Lease nor grant any consent or approval thereunder without, in each instance, Sublessee's prior written consent, and
(ii) shall not take any affirmative action that could cause or constitute a breach of the Master Lease or otherwise give rise to a right of Master Lessor to terminate the Master Lease.

        20. Severability. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

        21. Amendment. This Sublease may not be amended except by a written agreement of all parties hereto.

        22. Waiver of Subrogation. Notwithstanding anything to the contrary contained in the Sublease or the Master Lease, Sublessor and Sublessee each release the other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the Sublease or the Master Lease, or which would normally be covered by an "all risk" property insurance policy, without regard to the negligence or willful misconduct of the person or entity so released.

        23. Notice of Default Received from Master Lessor. Sublessor and Sublessee each covenant to the other to promptly deliver to each other by facsimile if possible, or to deliver in person, copies of any notice of default received from Master Lessor.

        24. Brokers. CB Richard Ellis is both the listing and procuring broker for Sublessor and Sublessee, respectively. The broker shall be compensated according to the terms and conditions of a separate agreement. Except as referred to in the preceding provisions of this Section 24, each party represents and warrants to the other that it has not dealt with any broker or agent in connection with this transaction. Each party hereby indemnifies and holds harmless the other party from all cost, loss, and expense (including reasonable attorneys' fees) arising out of a breach of its representation set forth in this Section 24. The terms and conditions of this Section 24 shall survive the expiration or termination of this Sublease.

        25. Miscellaneous.

                a. Insurance. The minimum limits of insurance that Sublessee shall be required to carry hereunder pursuant to Section 8.1 of the Master Lease, incorporated herein, shall be One Million Dollars ($1,000,000) per occurrence, and Two Million Dollars ($2,000,000) in the annual aggregate. Sublessor and Master Lessor shall be named as additional insureds by endorsement to such policy or policies, evidence of which shall be provided to Sublessor and Master Lessor concurrently with the required certificates of insurance. Sublessee shall further obtain and keep in force during the Sublease Term workers' compensation insurance as required by applicable laws.

                b. Holding Over. In addition to the terms and conditions of
Section 26 of the Initial Lease, if Sublessee fails to surrender the Premises or any part thereof after expiration or earlier termination of the Sublease Term without the express written consent of Sublessor and Master Lessor, then Sublessee's possession shall be deemed a tenancy at sufferance. Sublessee's possession during the holdover shall be subject to all of the terms and conditions of this Sublease, and during such holdover period Sublessee shall pay Sublessor a monthly payment (on a per month basis without reduction for partial months during the holdover) in an amount equal to one hundred fifty percent (150%) of the amount of the monthly Base Rent installment due during the final year of the Sublease Term. No holdover by Sublessee and no payment by Sublessee to Sublessor during the holdover period shall be construed to extend the Sublease Term or prevent Sublessor from pursuing and recovering any and all remedies and damages to which Sublessor is entitled under applicable law and/or this Sublease. Without limitation, Sublessee shall be liable to Sublessor for any and all damages, including without limitation consequential damages, that Sublessor incurs or suffers from the holdover.

                c. Damage or Destruction; Condemnation. To the extent the Master Lease gives Sublessor any right to terminate the Master Lease in the event of a casualty or condemnation affecting the Premises, and provided Sublessee is not in default under this Sublease (beyond the applicable notice and cure period, if any), Sublessor shall not cancel or terminate the Master Lease without the prior written consent of Sublessee, in Sublessee's sole discretion. Provided that Sublessee is not in default under this Sublease (beyond the applicable notice and cure period, if any), Sublessee shall have the right to terminate the Sublease hereunder if, and to the same extent, Sublessor has the right to terminate the Master Lease thereunder. Notwithstanding any other provisions of this Sublease, if the Premises are condemned or damaged by any event of casualty, then Sublessee shall have the right, at its option, to terminate the Sublease if the Premises cannot be, or are not in fact, fully restored to their prior condition within one hundred eighty (180) days after the condemnation or event of casualty, such notice of termination to be delivered to Sublessor by not later than, and including, the one hundred eighty-fifth (185th) day after the condemnation or event of casualty.

                d. Abatement of Rent. Sublessee shall be entitled to, and benefit from, any rental abatement granted Sublessor pursuant to the Initial Lease for whatever reason to the extent that such abatement relates to the Premises and the Sublease Term, provided, however, such rental abatement shall not relieve Sublessor of any other payment obligations under this Sublease.

        IN WITNESS WHEREOF, the parties have executed this Sublease as of the Reference Date.

SUBLESSOR:
AXON INSTRUMENTS, INC., a California corporation


By: ______________________                   By:  __________________________
Its: _____________________                   Its:   ________________________


SUBLESSEE:
ARGONAUT TECHNOLOGIES, INC., a Delaware corporation


By: ______________________
Its: _____________________

                                    EXHIBIT A

                                  MASTER LEASE

                                    EXHIBIT B

                          SECTION 12.4 OF INITIAL LEASE

                                    EXHIBIT C

                                LETTER OF CREDIT

TELEX: _________________________                   [BANK]
SWIFT: _________________________                   [DEPT]
FAX: ___________________________                   [ADDRESS]
                                                   [CITY, STATE, ZIP]

BENEFICIARY:                                       DATE OF ISSUE: MAY ____, 2001

AXON INSTRUMENTS, INC.
3280 WHIPPLE ROAD
UNION CITY, CA  94587
ATTN:  CONTROLLER


WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________ IN FAVOR OF AXON INSTRUMENTS, INC., A CALIFORNIA CORPORATION ("BENEFICIARY"), FOR ACCOUNT OF ARGONAUT TECHNOLOGIES, INC., A DELAWARE CORPORATION, 887 INDUSTRIAL ROAD, SUITE G, SAN CARLOS, CA 94070, FOR THE SUM OF USD$110,670.00 (ONE HUNDRED TEN THOUSAND SIX HUNDRED SEVENTY AND 00/100'S U.S. DOLLARS) AVAILABLE IN ITS ENTIRETY BY BENEFICIARY'S DRAFT AT SIGHT ON [BANK], WHEN ACCOMPANIED BY:

+ BENEFICIARY'S STATEMENT SIGNED BY AN OFFICER OF BENEFICIARY READING PRECISELY AS FOLLOWS: "ARGONAUT TECHNOLOGIES, INC. IS IN DEFAULT AFTER EXPIRATION OF ALL APPLICABLE CURE PERIODS, IF ANY, OF THE SUBLEASE (THE "SUBLEASE") DATED MAY____, 2001, BETWEEN AXON INSTRUMENTS, INC. AND ARGONAUT TECHNOLOGIES, INC., AND NOTICE OF DEFAULT (IF REQUIRED BY THE SUBLEASE) HAS BEEN SENT IN ACCORDANCE WITH THE TERMS OF THE SUBLEASE TO ARGONAUT TECHNOLOGIES, INC.

PARTIAL DRAWINGS ARE PERMITTED.

THIS LETTER OF CREDIT SHALL AUTOMATICALLY RENEW, WITHOUT AMENDMENT FOR ADDITIONAL SUCCESSIVE ONE YEAR PERIODS FROM ITS CURRENT EXPIRY DATE UNLESS [BANK] NOTIFIES THE BENEFICIARY IN WRITING BY CERTIFIED MAIL AT THE ABOVE ADDRESS, AT LEAST SIXTY (60) DAYS PRIOR TO SUCH EXPIRATION DATE OF ITS INTENTION NOT TO RENEW FOR SAID ADDITIONAL SUCCESSIVE ONE YEAR PERIODS. UPON NOTIFICATION OF SUCH ELECTION, BENEFICIARY MAY DRAW ON THIS CREDIT BY PRESENTATION OF THE SIGHT DRAFT MENTIONED ABOVE.

ANY DRAFT DRAWN UNDER THIS CREDIT MUST BE MARKED "DRAWN UNDER [BANK'S] LETTER OF CREDIT NO. _________."

THIS LETTER OF CREDIT SHALL EXPIRE ON THE CLOSE OF OUR CUSTOMARY BUSINESS HOURS ON AUGUST 31, 2004.

THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE, 1993 REVISION, PUBLICATION 500.

THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS THERETO MUST BE SUBMITTED TO US TOGETHER WITH ANY DRAWINGS HEREUNDER FOR OUR ENDORSEMENT OF ANY PAYMENTS EFFECTED BY US AND/OR CANCELLATION.

WE ENGAGE WITH BENEFICIARY THAT EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED ON DELIVERY OF THE DOCUMENTS AS SPECIFIED IF

PRESENTED AT THIS OFFICE ON OR BEFORE ___________________ [INITIAL EXPIRATION DATE], OR SUCH LATER EXPIRATION DATE PURSUANT TO AN AUTOMATIC EXTENSION AS PROVIDED ABOVE.

                                       YOURS VERY TRULY,


__________________________
AUTHORIZED SIGNATURE

                                    EXHBIT D

                             MASTER LESSOR'S CONSENT

        The undersigned, as Master Lessor, hereby consents to that certain Sublease dated as of May 22, 2001, between Axon Instruments, Inc., as Sublessor, and Argonaut Technologies, Inc., as Sublessee, to which this Exhibit D is attached, on the terms and conditions set forth therein, including, but not limited to, Section 8(c) thereof. Except as otherwise set forth below, capitalized terms used herein shall have the same meaning as set forth in the Sublease.

        (a) In the event that Sublessor defaults in the performance or observance of any of Sublessor's obligations under the Master Lease, Master Lessor hereby agrees to deliver to Sublessee, at the same time and in the same manner as delivered to Sublessor, a copy of any notice of default required to be delivered to Sublessor under the Master Lease. Master Lessor further agrees that Sublessee shall have the right, but not the obligation, on behalf of Sublessor to cure any default stated in such notice within the time available to Sublessor to cure any such default under the Master Lease, and Master Lessor shall accept such cure from Sublessee.

        (b) If the Master Lease terminates prior to the expiration of the Sublease Term for any reason other than as a result of Master Lessor's right to terminate the Master Lease for casualty or condemnation pursuant to the Master Lease, Master Lessor covenants and agrees that the Sublease shall continue in full force and effect, at Sublessee's option, as a direct lease between Master Lessor and Sublessee upon all of the terms, covenants and conditions of the Sublease, and Master Lessor shall recognize Sublessee's right to possession of the Premises as provided in the Sublease and shall not disturb Sublessee's right to possession so long as Sublessee is not in default under the Sublease beyond the applicable notice and cure period, if any.

        (c) Pursuant to Section 7.3(a) of the Initial Lease, Master Lessor hereby consents to Sublessee's construction and installation of certain improvements ("INITIAL IMPROVEMENTS") to the interior of the Premises, which may include (i) recarpeting and repainting existing offices; (ii) removal of interior walls in shipping and receiving area of the Premises; and (iii) construction of approximately 4,000 square feet of laboratory space at the location of the existing laboratory in the Building. Such Initial Improvements shall be constructed by C.P. Construction, license no. _________, or another licensed contractor approved by Master Lessor (which approval shall not be unreasonably withheld or delayed), in a good and workmanlike manner, free from liens, and in compliance with all applicable laws and regulations. Sublessee shall deliver to Master Lessor a copy of Sublessee's preliminary plans for such Initial Improvements, and Sublessee shall not construct such Initial Improvements without Master Lessor's prior approval of such plans. Master Lessor shall not unreasonably withhold or delay any such approval, and any failure of Master Lessor to respond in writing within ten (10) business days of Sublessee's delivery of such plans to Master Lessor shall be deemed to constitute Master Lessor's approval of such plans. Any disapproval of Sublessee's plans must be made in reasonable detail, and shall only be based upon the differences between such plans and the general intent of Sublessee as expressed in this paragraph, and Master Lessor shall negotiate with Sublessee in good faith to resolve any differences regarding such plans. Notwithstanding any other provisions of the Sublease or Master Lease, and without limitation, and with respect to any DI water system, lab casework (including, but not limited to, lab cabinetry and table tops), vacuum pumps, chemistry hoods, and fixtures in the reception area (including but not limited to custom furniture which may be attached to the floor in such area) that Sublessee's installs or constructs at the Premises in accordance with the Sublease (including the Master Lease as incorporated therein), Sublessee shall have the right to elect, at its sole option, to (i) surrender any such improvements as part of the Premises at expiration or earlier termination of the Sublease Term, or (ii) surrender the Premises with any such improvements removed by Sublessee and any damage caused by such removal repaired (such removal and repair to be at Sublessee's sole expense) at expiration or earlier termination of the Sublease Term.

        (d) During the Sublease Term, the provisions of Section 22 (entitled "Waiver of Subrogation") of the Sublease shall be deemed to additionally apply as between Master Lessor and Sublessee.

        (e) Master Lessor's consent as granted hereunder does not constitute consent to any further sublease of the Premises, and Master Lessor reserves the right to approve or disapprove any further sublease to the extent it is entitled to do so under the Master Lease. Nothing contained in the Sublease shall be deemed to release Sublessor from its liability to Master Lessor under the Master Lease. Whenever the consent or approval of Master Lessor is required with respect to the Sublease or the Premises, such consent or approval shall not be unreasonably withheld or delayed.

        (f) Notwithstanding anything herein or in the Sublease or Master Lease to the contrary, the provisions of Section 11 (entitled "Assignment and Subletting") of the Sublease shall additionally apply as between Master Lessor and Sublessee. With respect to a Transfer (as defined in such Section 11 of the Sublease), only Master Lessor shall be entitled to receive "Lessor's" share of "excess monies and other consideration or value," as set forth in Section 54 of the addendum attached to the Initial Lease, provided however, that any such "excess monies" shall be calculated after first subtracting brokerage fees, legal expenses, and the unamortized cost of Alterations paid for by Sublessee.

        (g) Master Lessor acknowledges that the roof of the Building needs to be replaced, that such roof replacement work and the cost thereof is an obligation of Master Lessor under the Initial Lease, and accordingly Master Lessor covenants to each of Sublessor and Sublessee that Master Lessor shall cause all such roof replacement work to be completed by no later than August 31, 2001, at Master Lessor's sole expense.

        (h) Master Lessor hereby certifies to Sublessee that the Master Lease is in full force and effect, and there exists under the Master Lease no default by Master Lessor, nor has there occurred any event which, with the giving of notice or passage of time, or both, could constitute such a default or event of default by Master Lessor.

Dated:  May ___, 2001                   MASTER LESSOR:
                                        GEE, LLC, a __________ limited liability company


                                        By:_____________________________________
                                        Its:____________________________________



Agreed and accepted as aforesaid
as of the ____ day of May, 2001

Axon Instruments, Inc.,
a California Corporation


By:______________________________       By:_____________________________________
Its:_____________________________       Its:____________________________________



Argonaut Technologies, Inc.,
a Delaware corporation


By:______________________________
Its:_____________________________